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                                                                    EXHIBIT 10.1

                       SEPARATION AND CONSULTING AGREEMENT

      This SEPARATION AND CONSULTING AGREEMENT is entered into as of the 15th day of February, 2006, by and between CELEBRATE EXPRESS, INC., a Washington corporation (the "Company"), and MICHAEL K. JEWELL ("Jewell"), with respect to the following facts:

      A. Jewell has been the President and Chief Executive Officer of the Company.

      B. The parties each desire to, among other things, confirm Jewell' resignation as an officer of the Company and any subsidiaries and affiliates of the Company and, as applicable, as trustee of any of the Company's employee benefit plans and provide for Jewell to render certain consulting services to the Company, all on the terms and conditions set forth below.

      ACCORDINGLY, in consideration of the foregoing premises, and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Jewell and the Company hereby agree as follows:

      1. Resignation. Concurrently with the execution and delivery of this Agreement, Jewell has delivered a resignation to the Board of Directors of the Company, in the form attached to this Agreement as Exhibit A.

      2. Consulting Services.

      (a) The Company hereby retains Jewell as a consultant, and Jewell hereby accepts such appointment, on the terms and conditions set forth below, to perform such services as are required hereunder from time to time during the period commencing on February 10, 2006 and ending on August 30, 2006 (the "Consulting Period").

      (b) Jewell will render such services to the Company, and will perform such duties and acts, in order to assure the smooth transition of his responsibilities and/or as reasonably may be requested by the then acting Chief Executive Officer or Board of Directors, or any committee thereof. Jewell will devote such time, ability and attention to the Company's business as may be necessary or advisable to discharge his duties hereunder in a professional and businesslike manner.

      (c) Jewell will make himself available to perform such services on a full-time basis in February and March 2006, up to fifteen (15) days in April 2006, up to days ten (10) days a month in May, and up to five (5) days a month June, July and August of 2006; provided, however, that additional days may be requested by the Company and agreed to by Jewell. The Company shall pay Jewell at the rate of $1,500 per day (or portion thereof based on a 10 hour day) for the services performed during the term of this Agreement. Subject to prior approval by the Company, the Company will reimburse Jewell for reasonable and necessary out-of-pocket costs incurred while performing the services.

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      (d) Jewell will be an independent contractor of the Company. Nothing in this Agreement will be construed to give Jewell any rights as an employee, agent, partner or joint venturer of the Company or to entitle Jewell to control in any manner the business of the Company or to incur any debt, liability or obligation on behalf of the Company. Jewell will keep complete written records of the services provided and shall invoice the Company by the 10th day of the following month for the services performed in the previous month. Invoices shall be submitted to the attention of the Vice President, Finance of the Company. Jewell agrees that he will be responsible for the payment of all taxes and withholding on any amounts paid to Jewell under this Agreement.

      3. Options. On March 1, 2006, Jewell will receive the standard "Non-Employee Director" nonstatutory stock option grant to purchase 13, 246 shares of Common Stock of the Company in accordance with the Company's 2004 Equity Incentive Plan.

      4. Return of Property. Jewell hereby represents and warrants to the Company that as of February 28, 2006 he will have returned to the Company all property of the Company and all property related to the Company's business, in the custody or under the control of Jewell, in whatever form, including, but not limited to, all equipment (including computers), security access codes, proprietary information, documents, books, records, reports, memoranda, contracts, lists, computer disks (or other computer-generated files or data), and copies thereof, created on any medium.

      5. Release.

      (a) Except as expressly set forth in this Agreement, each party hereby fully, forever and unconditionally releases, exonerates, waives, relinquishes, discharges, acquits, relieves and covenants not to sue or charge the other and its agents, employees, representatives, attorneys, stockholders, officers, directors, successors and assigns (collectively, "all related persons"), and all affiliated, parent and subsidiary corporations, and each of them, and all related persons connected therewith, from any and all rights, claims, demands, debts, obligations, liabilities, promises, acts, agreements, costs, expenses (including, but not limited to, attorneys' fees and costs), damages, disputes, controversies, actions and causes of action (collectively, "claims") through the date of this Agreement, of whatever kind or nature, in law or equity, potential or actual, including but not limited to those based on, arising out of or in any way connected with or related to (i) the employment of Jewell by the Company, or the termination of such employment, (ii) Jewell' right to purchase, or actual purchase, of securities of the Company, (iii) the breach by Jewell or the Company of any provision of the Company's employee handbook, personnel policies or any oral or written representations or statements made by Jewell or by officers, directors, employees or agents of the Company, (iv) the breach by Jewell or the Company of any state or federal law regulating wages, hours, compensation or employment, and (v) any claim for misrepresentation, wrongful termination or intentional infliction of emotional distress in connection with any of the foregoing matters. Notwithstanding the foregoing or any other provision of this Agreement, the releases provided for in this Section 4 do not extend to any obligations arising under this Agreement or, except as provided in
Section 5(a)(ii), any claims related to ownership of securities of the Company.

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      (b) Except as expressly set forth in this Agreement, each party hereby acknowledges that except for the express provisions of this Agreement, no statement, representation, promise or inducement has been made by the other party in connection with this Agreement, and each party specifically acknowledges that he or it has not relied upon any statement, representation, promise or inducement of the other party in executing this Agreement that is not expressly set forth in this Agreement. Each party hereby represents and warrants to the other party that he or it holds all rights necessary to release all claims being released under this Agreement by he or it, without obtaining the approval or consent of any other person or entity, and he or it has not transferred or otherwise assigned any of the claims being released under this Agreement by he or it to any other person or entity.

      (c) The parties acknowledge and agree that they are familiar with, and have been advised by legal counsel with respect to, the provisions of Section 1542 of the Civil Code of the State of California, which provides as follows:

      A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

      Each party hereby expressly waives and releases any right or benefit which he or it has or may have under Section 1542 of the Civil Code of the State of California, as well as under the provisions of any and all comparable or similar statutes, codes, laws, or regulations of any and all states of the United States and of the United States, to the fullest extent that such rights and benefits may be waived. Each party acknowledges that he or it may hereafter discover claims presently unknown or unsuspected, or facts in addition to or different from those which he or it now knows or believes to be true, with respect to the matters released herein. Nevertheless, it is the intention of each party through this Agreement, fully, finally and forever to settle and release all such matters, and all claims relative thereto, which do now exist, may exist or heretofore have existed in connection with such matters. In furtherance of such intention, the release herein given will be and remain in effect as a full and complete release of such matters notwithstanding the discovery or existence of any such additional different claims or facts relative thereto.

      (d) Jewell hereby represents, warrants and acknowledges to the Company that (i) he has not suffered nor aggravated any known on-the-job injuries for which he has not already filed a claim, and (ii) assuming receipt of full payment for wages for the period from the date of this agreement, and for vacation accrued, thru February 28, 2006, he has been fully compensated by the Company for all amounts owed to him for wages, salaries, bonuses, health benefits, vacation, expenses, and any other form of compensation and benefits.

      (e) The Company hereby confirms its obligation to indemnify Jewell on the terms set forth in that certain Indemnification Agreement between Jewell and the Company, and nothing in Agreement is intended to limit Jewell' rights to indemnification as provided therein. In addition, Jewell will be provided indemnification under the Company's articles of

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incorporation and bylaws and applicable law, and coverage under director and officer liability insurance, no less favorable than is provided to other present and former officers and directors of the Company.

      6. Prohibition Against Disparagement. The Company will not disparage, defame or denigrate the reputation of, or cause or encourage any other person to so disparage, defame or denigrate the reputation of, Jewell; and Jewell will not disparage, defame or denigrate the reputation of, or cause or encourage any other person to so disparage, defame or denigrate the reputation of, the Company, any of its subsidiaries or affiliates, or any of their respective officers, directors or employees. This Section 6 will not, however, prevent a party from truthfully testifying as required by compulsion of law.

      7. Restrictive Covenants.

      (a) Jewell hereby agrees that from the date hereof to and including February 28, 2007, he will not, directly or indirectly, , on behalf of himself or any other person or entity, engage in any employment or business activity which is competitive with the business, products or services of the Company, or which were under development, as of the date of this Agreement.

      (b) Jewell hereby further agrees that from the date hereof to and including February 28, 2007, he will not, directly or indirectly, on behalf of himself or any other person or entity, (i) solicit, accept or take away any customer of the Company with respect to any business, products or services that are competitive with the business, products or services of the Company, or which were under development, as of the date of this Agreement, (ii) induce or encourage any person or entity that is a licensor, vendor to or customer of the Company to cease doing business with the Company, or (iii) otherwise interfere with the relationships between the Company and any of its licensors, vendors or customers.

      (c) Jewell hereby further agrees that from the date hereof to and including February 28, 2007, he will not, directly or indirectly, on behalf of himself or any other person or entity, (i) solicit for employment or consultation services any person who is at the time of solicitation employed by the Company, or (ii) induce, or attempt to induce, any person who is at the time of inducement employed by the Company to terminate his or her employment with the Company.

      8. Confidential Information.

      (a) As used in this Section 8, the term "Confidential Information" means any and all trade secrets or other confidential or proprietary information of the Company, or other information of any kind, nature or description concerning any matters affecting or relating to the Company that derives economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use. Confidential Information includes without limitation any such information relating to the financial condition, results of operations, business, customers, properties, assets, liabilities or future prospects of the Company.

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      (b) Jewell hereby acknowledges and agrees that the Confidential
Information is the sole property of the Company. Jewell hereby agrees that he will keep confidential and will not directly or indirectly divulge to anyone or use or otherwise appropriate for his own benefit, or for the benefit of any other person or entity, any Confidential Information.

      9. Inventions and Intellectual Property.

      (a) As used in this Section 9, the term "Inventions" means any and all ideas, inventions, techniques, modifications, processes, or improvements (whether patentable or not), any trademarks, trade names or industrial designs (whether registerable or not), and any works of authorship (whether or not copyright protection may be obtained for them) created, conceived, or developed by Jewell to date, either solely or in conjunction with others, that relate in any way to, or are useful in any manner in connection with, the Company's business as it was conducted on or prior to the date of this Agreement. As used in this Section 9, the terms "Intellectual Property Right" and "Intellectual Property Rights" mean (i) all rights under all copyright laws of the United States and all other countries for the full terms thereof (and all rights accruing by virtue of copyright treaties and conventions), including, but not limited to, all renewals, extensions, reversions or restorations of copyrights now or hereafter provided by law and all rights to make applications for and obtain copyright registrations therefor and recordations thereof; (ii) all rights to and under new and useful inventions, discoveries, designs, technology and art and all other patentable subject matter, including, but not limited to, all improvements thereof and all know-how related thereto, all applications for and the rights to make applications for patents in the United States and all other countries, and all reissues, extensions, renewals, divisional applications and continuations (including continuations-in-part and other continuing applications) thereof, for the full term thereof; (iii) all trade secrets; (iv) all trademarks, service marks and Internet domain names and the like throughout the world; and (v) all other intellectual and industrial property and proprietary rights throughout the world not otherwise included in the foregoing, including, without limitation, all techniques, methodologies and concepts and trade dress.

            NOTICE REQUIRED BY REVISED CODE OF WASHINGTON 49.44.140:

      Any assignment of Inventions required by this Agreement does not apply to an Invention for which no equipment, supplies, facility or trade secret information of the Company was used and which was developed entirely on the employee's own time, unless (a) the Invention relates (i) directly to the business of the Company or (ii) to the Company's actual or demonstrably anticipated research or development or (b) the Invention results from any work performed by the employee for the Company.

      (b) Jewell acknowledges and agrees that all of the Inventions are works made for hire and are the property of the Company, including any copyrights, patents, or other Intellectual Property Rights pertaining thereto. Notwithstanding the foregoing, Jewell agrees to assign and does hereby assign to the Company all of Jewell' right, title and interest, including all rights of copyright, patent and other Intellectual Property Rights, to or in such Inventions. Jewell covenants that he will promptly: (i) disclose to the Company in writing any Invention; (ii) take all actions that the Company may request from time to time to assign to the Company (or to a party designated by the Company), without additional compensation,

                                  Page 5 of 9
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all of Jewell' rights in and to any Invention for the United States and all foreign jurisdictions; (iii) execute and deliver to the Company such applications, assignments and other documents as the Company may request in order to apply for and obtain patent or other registrations with respect to any Invention in the United States and all foreign jurisdictions; (iv) sign all other papers necessary to carry out the foregoing; and (v) give testimony and render any other reasonable assistance in support of the Company's rights to any Invention.

      (c) To the extent allowed by law, the foregoing agreement to assign and the assignment of Inventions include all rights known as or referred to as "moral rights," "artist's rights," "droit moral," or the like (collectively "Moral Rights"). To the extent Jewell retains any such Moral Rights under applicable law, Jewell hereby ratifies and consents to any action that may be taken with respect to such Moral Rights by, or authorized by, the Company, and agrees not to assert any Moral Rights with respect thereto.

      (d) Jewell hereby irrevocably designates and appoints the Company and its agents as attorneys-in-fact to act for and in Jewell' behalf to execute and file any document and to do all other lawfully permitted acts to further the purposes of this Section 9 with the same legal force and effect as if executed by Jewell.

      10. Successors and Assigns. This Agreement will inure to the benefit of, and will be binding upon, the successors and assigns of the parties hereto.

      11. Severability. In the event that any provision of this Agreement should be held to be void, voidable or unenforceable, the remaining provisions, and any partially unenforceable provisions to the extent enforceable, will remain in full force and effect.

      12. Governing Law. This Agreement will be construed in accordance with, and be governed by, the laws of the State of Washington applicable to contracts made and to be performed wholly within that State.

      13. Attorneys' Fees. Subject to Section 21 of this Agreement, in the event any party takes legal action to enforce any of the terms of this Agreement, the unsuccessful party to such action will pay the successful party's expenses, including reasonable attorneys' fees and costs, incurred in such action.

      14. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each one of which will be deemed an original, but all of which will constitute one and the same instrument.

      15. Survival. All representations, warranties and agreements made by the parties hereto in this Agreement will survive the date hereof and any investigations, inspections, examinations or audits made by or on behalf of any party.

      16. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and, except as otherwise expressly set forth herein, supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, relating to the subject matter of this Agreement. No supplement, modification, waiver or termination of this Agreement will be valid unless

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executed by the party to be bound thereby. No waiver of any of the provisions of this Agreement will be deemed or will constitute a waiver of any other provisions hereof (whether or not similar), nor will such waiver constitute a continuing waiver unless otherwise expressly provided. Nothing in this Agreement will affect the provisions of that certain Proprietary Information Agreement between Jewell and the Company, which will remain in full force and effect.

      17. Injunctive Relief. The parties acknowledge that if a party should default in any of its obligations under this Agreement it would be impracticable to measure the resulting damages to the aggrieved party and it may not be possible to adequately compensate the aggrieved party for the resulting injury by means of monetary damages. Accordingly, without prejudice to the right to seek and recover monetary damages, the aggrieved party will be entitled to seek and obtain specific performance of this Agreement or other injunctive relief, subject to Section 21 of this Agreement, and the parties each waive any defense that a remedy in damages would be adequate and any requirement for the aggrieved party to post any bond or other security in order to obtain such relief.

      18. Notices. Any notice or other communication required or permitted hereunder will be in writing and will be deemed to have been given and received
(i) if personally delivered, when so delivered, (ii) if mailed, one week after having been placed in the U.S. mail, as certified mail, postage prepaid, addressed to the party to whom it is directed at the address set forth below or
(iii) if given by facsimile, when such notice or other communication is transmitted to the telecopier number specified below and the appropriate answerback or telephonic confirmation is received. Either party may change the address to which such notices are to be addressed by giving the other party notice in the manner herein set forth.

            If to the Company, to:

            Celebrate Express, Inc.
            11200 120th Ave. NE
            Kirkland, Washington 98033
            Facsimile:
            Attention: President and CEO

            With a copy to:

            Jeffry Shelby
            Heller Ehrman LLP
            701 Fifth Avenue
            Seattle, WA  98104
            Facsimile:  (206) 515-8965

            If to Jewell, to:

            Michael K. Jewell

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            With a copy to:

      19. Headings. Section and subsection headings are not to be considered part of this Agreement and are included solely for convenience and reference and in no way define, limit or describe the scope of this Agreement or the intent of any provisions hereof.

      20. Further Assurances. Each party hereto will, from time to time at and after the date hereof, execute and deliver such instruments, documents and assurances and take such further actions as the other party may reasonably request to carry out the purpose and intent of this Agreement.

      21. Arbitration. Any and all disputes, controversies or claims arising out of or related to this Agreement, including without limitation, those relating to claims released in Section 6, fraud in the inducement of this Agreement, or the general validity or enforceability of this Agreement, will be submitted to final and binding arbitration before JAMS, or its successor, if any, or if it is no longer in existence, before the American Arbitration Association. The arbitration will be conducted in King County, Washington, in accordance with the provisions of JAMS's Streamlined Arbitration Rules and Procedures or, if applicable, the rules of the American Arbitration Association, in effect at the time of filing of the demand for arbitration. There will be one arbitrator, who will be a retired circuit court or federal judge. The parties agree that they have waived any right to trial by jury. The decision of the arbitrator will be final and binding and the judgment rendered may be entered in any court having jurisdiction. The prevailing party in any such arbitration proceeding will be entitled to its costs and reasonable attorneys' fees, costs and expenses. Notwithstanding the foregoing, either party may apply to either the federal or state courts in King County, Washington for temporary or preliminary injunctive relief, and any such application will not be deemed incompatible with or a waiver of this agreement to arbitrate.

      22. Legal Counsel. EACH PARTY HEREBY ACKNOWLEDGES THAT IN CONNECTION WITH THIS AGREEMENT IT HAS SOUGHT THE ADVICE OF SUCH INDEPENDENT LEGAL COUNSEL AS IT WILL HAVE DETERMINED TO BE NECESSARY OR ADVISABLE IN ITS SOLE AND ABSOLUTE DISCRETION.

                            [Signature Page Follows]

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                                                                    EXHIBIT 10.1

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first set forth above.

                                     CELEBRATE EXPRESS, INC.

                                     By /s/ Jean Reynolds
                                        ----------------------------------------
                                     Name: Jean Reynolds
                                     Title: Director

                                     /s/ Michael K. Jewell
                                     -------------------------------------------
                                     MICHAEL K. JEWELL